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                                   EXHIBIT 2.2

                                                              September 23, 2005

Corgentech Inc.
650 Gateway Blvd.
South San Francisco, CA 94080

Ladies and Gentlemen:

The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of AlgoRx Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "ACT"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 23, 2005 (the "AGREEMENT"), among Corgentech, Inc., a Delaware corporation ("PARENT"), Element Acquisition Corp., a Delaware corporation ("MERGER SUB"), and the Company, at the Effective Time (as defined in the Agreement) the Merger Sub will be merged with and into Company and the Company will become a wholly-owned subsidiary of Parent. As a result of the Merger (as defined in the Agreement), the undersigned will be entitled to receive shares of Common Stock, par value $0.01 per share, of Parent ("PARENT COMMON STOCK") as a designated beneficiary under the AlgoRx 2005 Retention Bonus Plan or in exchange for shares of preferred stock or common stock of the Company owned by the undersigned. Pursuant to Section 5.7(c) of the Agreement, in order to induce Parent to enter into the Agreement, AlgoRx has agreed to use its best efforts to cause its officers, directors and affiliates (including affiliated funds), to execute and deliver letter agreements in the form hereof.

The undersigned hereby represents and warrants to, and covenants with, Parent that in the event the undersigned receives any Parent Common Stock in the
Merger:

     A. The undersigned shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Act or the Rules and Regulations.

     B. The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose



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          of the Parent Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel.

     C. The undersigned has been advised that the issuance of shares of Parent Common Stock to the undersigned in connection with the Merger is expected to be registered under the Act by a Registration Statement on Form S-4. However, the undersigned has also been advised that because
          (i) at the time of the Merger's submission for a vote of the stockholders of the Company the undersigned may be deemed an affiliate of the Company, and (ii) the distribution by the undersigned of the Parent Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (a) such sale, transfer or other disposition has been registered under the Act,
          (b) such sale, transfer or other disposition is made in conformity with the volume and other applicable limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     D. The undersigned understands that Parent will be under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     E. The undersigned will not, without the prior written consent of Parent, during the period commencing on the date hereof and ending ninety (90) days after such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Parent Common Stock (or other securities of Parent), or (ii) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Parent Common Stock (or other securities) held by the undersigned, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Parent Common Stock or other such securities, in cash or otherwise; provided, however, that the undersigned may, without the prior written consent of Parent, sell any of the Parent Common Stock in order to meet the undersigned's federal and state income tax liabilities in connection with the undersigned receipt of any Parent Common Stock pursuant to the Agreement. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Parent Common Stock without the prior written consent of Parent, provided that (1) Parent receives a signed agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers: (x) as a bona fide gift or gifts; or (y) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned. For purposes of


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          this letter agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

     F. The undersigned understands that that there may be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AFFILIATE AGREEMENT DATED SEPTEMBER 23, 2005, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF CORGENTECH, INC."

It is understood and agreed that the legend set forth in paragraph F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to Parent to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

It is understood and agreed that the legend referred to above will be removed if
(i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, or (ii) two years shall have elapsed from the date the undersigned acquired the Parent Company Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned.


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Execution of this letter should not be considered an admission by the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is an affiliate on or after the date of this letter.

                                        Very truly yours,

                                        ----------------------------------------
                                        [Print Name]

Acknowledged this ___ day of _________, 2005.

CORGENTECH, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

               SIGNATURE PAGE TO ALGORX MARKET STAND-OFF AGREEMENT



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